UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2012
___________________________

REVEN HOUSING REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, the board of directors of Reven Housing REIT, Inc. (the “Company”) appointed Chad M. Carpenter, the Company’s current President, Chief Executive Officer, Chief Financial Officer, and a member of the board of the directors (the “Board”) as Chairman of the Board effective as of August 29, 2012.

Chad M. Carpenter has served as our President, Chief Executive Officer and Chief Financial Officer, and a member of our board of directors, since July 2, 2012.  Mr. Carpenter is Chief Executive Officer of Reven Capital, LLC, a private real estate investment firm focused on opportunistic investing, a position he has held since he founded Reven Capital in January 2009.  Mr. Carpenter oversees all aspects of Reven Capital and chairs all investment committees and boards for each fund.  Prior to founding Reven Capital, Mr. Carpenter served in various executive officer capacities, including Chief Executive Officer and Chief Financial Officer, and as a member of the investment committee of Equastone, LLC since he co-founded the company in 1994.  Equastone was primarily engaged in the investment of office properties in the western and southern regions of the United States.  He has been involved in over $2 billion in real estate transactions, has over 24 years of experience in real estate, investing, fund management, operations and brokerage across multiple property types.  In addition, Mr. Carpenter has experience with international investments and the acquisition of distressed debt and related foreclosure.  He is a frequent speaker on the topic of real estate investing and real estate capital markets.  In 2005, Mr. Carpenter was selected as one of Real Estate Southern California's "40 Under 40."  In 2007, he was a finalist for the Ernst & Young Entrepreneur Of The Year Award in San Diego and was also chosen as one of the "20 Rising Stars of Real Estate" globally by Institutional Investor News.  Mr. Carpenter holds a Bachelor of Arts degree in Economics from the University of Southern California.

There is no arrangement or understanding pursuant to which Mr. Carpenter was appointed Chairman of the Board.  Mr. Carpenter has no family relationships with any other executive officers or directors of the Company.

On July 2, 2012, Chad M. Carpenter purchased an aggregate of 5,999,300 shares of the outstanding common stock of the Company from certain of the Company’s shareholders in a private transaction and became the majority shareholder of the Company.  As consideration for the shares, Mr. Carpenter paid a total purchase price of $128,605 from his personal funds.  Additional information regarding this transaction was previously disclosed in the Company’s Form 8-K filed on July 9, 2012.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On August 29, 2012, the shareholders owning a majority of the voting control of the Company approved, by written consent, the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”), after the 2012 Plan was approved by the Company’s board of directors on August 29, 2012.  Awards may be made under the 2012 Plan for up to 5,002,500 shares of common stock, par value $0.001 per share, of the Company.  All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2012 Plan.

A copy of the 2012 Incentive Compensation Plan is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01   Other Events.

On September 5, 2012, the Company issued a press release announcing that it intends to commence its private placement of its common stock. A copy of the press release is attached to this report as Exhibit 99.1, which is incorporated by reference to this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or an exemption therefrom is otherwise available.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit 10.1	2012 Incentive Compensation Plan
Exhibit 99.1	Press release issued on September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: September 5, 2012	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer